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CUSIP: 361969108                                                     Page 6 of 6


                                    EXHIBIT I

Item 7

         (a)    X   Broker or dealer registered under Section 15 of the Act.

         (g)    X   Parent Holding Company, in accordance with Rule 13d-1(b)(ii)
                    (g).